CONTACT:	Kristi DesJarlais	FOR IMMEDIATE RELEASE
918-661-6117

Phillips to Hold Annual Fall Analyst Meeting

Meeting to be broadcast live on the Web

BARTLESVILLE, Okla., Nov. 9, 2000 — Phillips Petroleum Company [NYSE: P] will hold its annual fall analyst meeting Wednesday, Nov. 15, from 12:45-5:30 p.m. in New York City.

The meeting will feature presentations by Phillips’ and affiliate companies’ executives, including Phillips’ Chief Executive Officer (CEO) Jim Mulva, Chief Financial Officer Tom Morris and other operating executives, as well as Chevron Phillips Chemical Co.’s CEO Jim Gallogly and Duke Energy Field Services CEO Jim Mogg.

Those who wish to listen may do so via Phillips’ Web page. To access the Webcast, go to Phillips’ Investor Information Center at www.phillips66.com/investor and click on the “Live Webcast” link. You should begin this procedure at least 15-20 minutes prior to the start of the meeting. Presentations that will be referred to during the meeting will be available on the Webcast page.

For those who miss the live broadcast, the event will be archived and available for replay on Thursday, Nov. 16. To access the archived call, go to the Investor Information Center and choose “Audio Presentations,” then “Fall Analyst Meeting.”

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Media Relations: Kristi DesJarlais (director, exploration & production, financial) 918/661-6117 • Cheryl Finkenbinder (general company info.) 918/661-6172 • Rich Johnson (refining, marketing & transportation; technology) 918/661-9326